CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  January 6, 2016
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE CONTRACT

On December 23, 2015, the Company authorized the issuance of 582,293,105 shares of its Common Stock in exchange for the satisfaction and settlement of $110,635.69 in debenture principal and accrued interest owed to Sack Lunch Productions, Inc. by the Company that will be removed from the Company's liabilities.  The shares will be issued with a restrictive legend to Sack Lunch.

The total amount of debt to be debt that will be removed total $110,635.69, consisting of the principle amount of $66,000 and the accrued interest through the date of December 31, 2015.  Authorization for the issuance of the above stated shares of Common Stock has been submitted to the Company's transfer agent for action.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On December 23, 2015, the Company authorized the issuance of 582,293,105 shares of Common Stock to Sack Lunch Productions, Inc. in exchange for the satisfaction and settlement of $66,000 in debenture principle and $44,635.69 of accrued interest owed to Sack Lunch by the Company that will be removed from the Company's liabilities. The shares will be issued with a restrictive legend to Sack Lunch.

The shares of Common Stock are to be issued with a restrictive legend.

The transactions were handled as private sales exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 9.01                          Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of January, 2016.

Green Endeavors, Inc.

_/s/ Richard Surber_
Richard Surber, CEO & President

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